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LYNCH INTERACTIVE
CORPORATION

                                                        Press Release
                                                        For Immediate Release


                          LYNCH INTERACTIVE CORPORATION
                        ANNOUNCES ITS ANNUAL MEETING DATE

RYE, New York, September 29, 2005 - Lynch Interactive Corporation (AMEX:LIC) announced today that its Board of Directors has set the date for its Annual Meeting of the Shareholders as Monday, October 31, 2005. The meeting will take place at 9:30 A.M. Eastern Standard Time at the Greenwich Library, Greenwich, Connecticut, for East Coast shareholders and, simultaneously, at 6:30 A.M. Pacific Standard Time at 3800 Howard Hughes Parkway, Suite 1800, Las Vegas, Nevada 89109, for West Coast shareholders. The Board of Directors has set October 10, 2005, as the record date for shareholders entitled to notice of, and to vote at, the meeting.

                                   * * * * * *

Contact: John A. Cole
        Vice President, Corporate Development,
        General Counsel and Secretary
        914/921-8821

Release: 05-10